EXHIBIT 8

            [LEAGRE & BARNES LETTERHEAD]




November 18, 1996



German American Bancorp
711 Main Street
Box 810
Jasper, Indiana 47546

     Subject: Agreement and Plan of Reorganization by and among Peoples Bancorp of Washington, The Peoples National Bank and Trust
              Company, German American Bancorp, German
              American Holdings Corporation, and
               The Union Bank

Gentlemen:

     You have requested our opinion on certain of the federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and among Peoples Bancorp of Washington, an Indiana corporation ("Peoples"), The
Peoples National Bank and Trust Company, a national banking association ("Peoples Bank"), German American
Holdings Corporation, an Indiana corporation ("GAHC"),
German American Bancorp, an Indiana corporation
("German American"), and The Union Bank, an Indiana banking corporation ("Union") and dated September 27, 1996 ("Agreement and Plan of Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, Peoples shall merge with and into GAHC. This transaction is referred to herein as the "Holding Company Merger." Simultaneously, Union shall be merged with and into Peoples Bank, subject to the terms and conditions of the Agreement and Plan of Reorganization. This transaction is referred to herein as the "Bank Merger." Collectively, the Holding
Company Merger and the Bank Merger are referred to herein as the "Mergers."

     DOCUMENTS REVIEWED. We have, for purposes of the opinion, reviewed the following documents:

           1. The Agreement and Plan of
     Reorganization.

           2. The Registration Statement on Form S-4 to be filed by German American with the Securities and Exchange Commission on November 18, 1996, under the Securities Act of 1933, as amended (the
     "Registration Statement").

           3. Such other documents, records, and
     matters of law as we have deemed necessary or appropriate in connection with rendering this opinion.

We have relied upon the above documents as to matters of fact. We have not independently checked or verified the accuracy or completeness of the information set forth in such documents, but we know of no facts that indicate to us that the information set forth in such documents is inaccurate or incomplete.

     FACTUAL AND LEGAL ASSUMPTIONS. For purposes of this opinion, we have made the following assumptions as to factual and legal matters:

           1. The representations and warranties of the parties contained in the Agreement and Plan of Reorganization that may be deemed material to this opinion are true in all material respects as of the effective date of the Mergers, except as may be otherwise set forth in or contemplated by the Agreement and Plan of Reorganization.

           2. The representations of German American,
     Union, GAHC, Peoples and Peoples Bank contained in the Representation Certificates attached hereto are true in all material respects as of the effective date of the Mergers.

           3. The Mergers and all transactions related thereto or contemplated by the Agreement and Plan of Reorganization shall be consummated in accordance with the terms and conditions of the Agreement and Plan of Reorganization.

     LIMITATIONS ON OPINION. The following limitations apply with respect to this opinion:

           1. Our opinion is based upon the Internal
     Revenue Code (the "Code"), Treasury Regulations, court decisions and Internal Revenue Service policies and rulings as of this date. These fundamentals of our opinion are subject to change at any time, and some of these changes have been applied in the past, retroactively, to affect adversely transactions that had occurred prior to the change.

           2. We have not been asked to render an
     opinion with respect to any federal income tax matters, except those set forth below, nor have we been asked to render an opinion with respect to any state or local tax consequences of the Mergers. Accordingly, this opinion should not be construed as applying in any manner to any tax aspect of the Mergers other than as set forth below.

           3. All of the factual and legal assumptions set forth above are material to the opinion herein rendered and have been relied upon by us in rendering such opinion. Any material inaccuracy in any one or more of the factual or legal assumptions may render all or part of our opinion inapplicable to the Mergers.

     OPINION. Based upon and subject to the foregoing, it is our opinion that:

     1. The Mergers will constitute a reorganization within the meaning of Section 368(a) of the Code.

     2.   No gain or loss will be recognized by German
American, Union, GAHC, Peoples, or Peoples Bank as a result of the consummation of the Mergers.

     3. No gain or loss will be recognized by the Peoples shareholders upon exchange of their shares of Peoples Common solely for shares of German American
Common.

     4.   The basis of the shares of German American
Common received by Peoples shareholders will be the same, in each instance, as the basis of the shares of Peoples Common surrendered in exchange therefor.

     5.   The holding period of the shares of German
American Common received by each shareholder of shares of Peoples Common will include the period during which the shares of Peoples Common surrendered in exchange therefor were held, provided that the shares of Peoples
Common so exchanged were held as a capital asset by such shareholder.

     6. Cash payments in lieu of fractional share interests of German American Common will be treated as having been received as distributions in full payment in exchange for the stock converted as provided in
Section 302 of the Code.

     We consent to the reference to this opinion and to our firm in the Registration Statement.

                                  Very truly yours,

                                  /s/LEAGRE & BARNES

             REPRESENTATION CERTIFICATE


     Peoples Bancorp of Washington ("Peoples") and The
Peoples National Bank and Trust Company ("Peoples
Bank") make the following representations to Leagre &
Barnes to be used by Leagre & Barnes in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and among Peoples, Peoples Bank, German American Holdings
Corporation ("GAHC"), German American Bancorp ("German
American"), and The Union Bank ("Union") and dated
September 27, 1996 ("Agreement and Plan of
Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, Peoples shall merge with and into GAHC. This transaction is referred to herein as the "Holding Company Merger."
Simultaneously, Union shall be merged with and into Peoples Bank, subject to the terms and conditions of the Agreement and Plan of Reorganization. This transaction is referred to herein as the "Bank Merger."
 Collectively, the Bank Merger and the Holding Company
Merger are referred to herein as the "Mergers."

     Peoples and Peoples Bank acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Leagre &
Barnes in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre &
Barnes inapplicable to the Mergers. The representations of each party hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

     "Control" for purposes of these representations means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

     The specific representations made are as follows:

          1.  The fair market value of the German
     American Common Stock received by each Peoples shareholder will be approximately equal to the fair market value of the Peoples Common Stock surrendered in the exchange.

          2.  There is no plan or intention by the
     shareholders of Peoples who own one percent or more of Peoples Common Stock and to the best of the knowledge of the managements of Peoples and Peoples Bank there is no plan or intention on the part of the remaining shareholders of Peoples, to sell, exchange, or otherwise dispose of a number of shares of German American Common Stock received in the Mergers that would reduce the Peoples shareholders' ownership of German

     American Common Stock to a number of shares having a value, at the close of business on the effective date of the Mergers ("Effective Time"), of less than 50 percent of the value of all the formerly outstanding Common Stock of Peoples as of the same date. For purposes of this representation, shares of Peoples Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of German American Common Stock, will be treated as outstanding Peoples Common Stock as of the Effective Time. Moreover, shares of Peoples
     Common Stock and shares of German American Common
     Stock held by Peoples shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

          3. Following the Mergers, Peoples Bank will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least
     90 percent of the fair market value of Union net assets and at least 70 percent of the fair market value of Union gross assets, held immediately prior to the Mergers. For purposes of this representation, amounts used by Peoples Bank or Union to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Peoples Bank will be included as assets of Peoples Bank or Union, respectively, immediately prior to the Mergers.

          4. Neither Peoples nor Peoples Bank has any plan or intention to issue additional shares of its stock that would result in German American losing control, respectively, of Peoples or Peoples Bank.

          5. The liabilities of Peoples to be assumed by GAHC, the liabilities of Union to be assumed by Peoples Bank, and the liabilities to which the assets of Peoples and Union are subject, were incurred in the ordinary course of business of Peoples and Union, respectively.

          6.  German American, Union, GAHC, Peoples,
     Peoples Bank and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Mergers.

          7.  There is no intercorporate indebtedness
     existing between (i) German American and Peoples
     Bank, (ii) Union and Peoples Bank, or (iii) German
     American or GAHC and Peoples that was issued, acquired, or will be settled at a discount.

          8.  In the Mergers, shares of Peoples'
     Common Stock representing control of Peoples will be exchanged solely for voting stock of German
     American. For purposes of this representation, shares of Peoples' Common Stock exchanged for cash or other property originating with German American will be treated as outstanding Peoples Common
     Stock as of the Effective Time.

          9.  At the Effective Time, Peoples and
     Peoples Bank will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Peoples and Peoples Bank that, if exercised or converted, would affect
     German American's acquisition or retention of control of Peoples and Peoples Bank, respectively.

          10. German American does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Common
     Stock of Peoples or Peoples Bank.

          11. No party to the Mergers is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment.

          12. On the date of the Mergers, the fair market value of the assets of Peoples Bank will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          13. Neither Peoples nor Peoples Bank is
     under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding.

          14. The payment of cash in lieu of
     fractional shares of German American's Common
     Stock is solely for the purpose of avoiding the expense and inconvenience to German American of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Mergers to the Peoples shareholders instead of issuing fractional shares of German American
     Common Stock will not exceed one percent of the total consideration that will be issued in the Mergers to the Peoples shareholders in exchange for their shares of Peoples Common Stock. The fractional share interests of each Peoples shareholder will be aggregated, and no Peoples shareholder will receive cash in an amount equal to or greater than the value of one full share of German American Common Stock.

          15. None of the compensation received by any shareholder-employees of Peoples or Peoples Bank will be separate consideration for, or allocable to, any of their shares of Peoples Common Stock;
     none of the shares of German American Common Stock received by any shareholder-employees of Peoples or Peoples Bank will be separate consideration for, or allocable to, any employment agreement;
     and the compensation paid to any shareholder-employees of Peoples or Peoples Bank will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          16. GAHC will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by Peoples immediately prior to the Mergers. For purposes of this representation, amounts used by Peoples to pay its reorganization expenses, amounts paid by Peoples to shareholders who receive cash or other property, and all redemptions and distribution (except for regular, normal dividends) made by Peoples immediately preceding the transfer will be included as assets of Peoples held immediately prior to the Mergers.

          17. The fair market value of the assets of Peoples transferred to GAHC will equal or exceed the sum of Peoples's liabilities assumed by GAHC, plus any other liabilities to which the transferred assets are subject.

          18. Peoples will distribute the stock,
     securities, and other property it receives in the Mergers, and its other properties, in pursuance of the Merger Agreements.

     IN WITNESS WHEREOF, Peoples and Peoples Bank, each acting by an authorized officer with full corporate authority, have executed and delivered this Representation Certificate to Leagre & Barnes as of the date written below.

                                  PEOPLES BANCORP OF
                                  WASHINGTON


Date: November 18, 1996           By /s/Joseph A.
Wellman
                                    Joseph A.
Wellman,
                                       President


                                  THE PEOPLES NATIONAL
                                  BANK AND TRUST
                                  COMPANY


Date: November 18, 1996             By /s/Joseph A.
Wellman
                                    Joseph A.
Wellman,
                                       President

             REPRESENTATION CERTIFICATE


     German American Bancorp ("German American"),
German American Holdings Corporation ("GAHC"), and The
Union Bank ("Union") make the following representations to Leagre & Barnes to be used by Leagre & Barnes in rendering its opinion as to certain federal income tax consequences with respect to certain transactions set forth in the Agreement and Plan of Reorganization by and among Peoples Bancorp of Washington ("Peoples"),
The Peoples National Bank and Trust Company ("Peoples
Bank"), GAHC, German American, and Union and dated
September 27, 1996 ("Agreement and Plan of
Reorganization"). Subject to the terms and conditions of the Agreement and Plan of Reorganization, Peoples shall merge with and into GAHC. This transaction is referred to herein as the "Holding Company Merger."
Simultaneously, Union shall be merged with and into Peoples Bank, subject to the terms and conditions of the Agreement and Plan of Reorganization. This transaction is referred to herein as the "Bank Merger."
 Collectively, the Bank Merger and the Holding Company
Merger are referred to herein as the "Mergers."

     German American, Union and GAHC acknowledge and agree that each of the following representations constitutes a material representation to be relied upon by Leagre & Barnes in rendering its opinion and that any material inaccuracy in any of the following representations may render the conclusions drawn in the opinion of Leagre & Barnes inapplicable to the Mergers.
The representations of each party hereto are limited to the extent that each specific representation is made solely with respect to information applicable to itself.

     "Control" for purposes of these representations means the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock.

     The specific representations made are as follows:

          1.  The fair market value of the German
     American Common Stock received by each Peoples shareholder will be approximately equal to the fair market value of the Peoples Common Stock surrendered in the exchange.

          2.  There is no plan or intention by the
     shareholders of Peoples who own five percent or more of Peoples Common Stock and to the best of the knowledge of the managements of German
     American, Union and GAHC there is no plan or intention on the part of the remaining shareholders of Peoples, to sell, exchange, or otherwise dispose of a number of shares of German
     American Common Stock received in the Mergers that would reduce the Peoples shareholders' ownership of German American Common Stock to a number of shares having a value, at the close of business on the effective date of the Mergers
     ("Effective Time"), of less than 50 percent of the value of all the formerly outstanding Common Stock of Peoples as of the same date. For purposes of this representation, shares of Peoples Common
     Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of German
     American Common Stock, will be treated as outstanding Peoples Common Stock as of the Effective Time. Moreover, shares of Peoples
     Common Stock and shares of German American Common
     Stock held by Peoples shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

          3. Following the Mergers, Peoples Bank will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least
     90 percent of the fair market value of Union net assets and at least 70 percent of the fair market value of Union gross assets, held immediately prior to the Mergers. For purposes of this representation, amounts used by Peoples Bank or Union to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by Peoples Bank will be included as assets of Peoples Bank or Union, respectively, immediately prior to the Mergers.

          4.  Prior to the Mergers, German American
     will be in control of Union and GAHC

          5.  Neither GAHC nor Peoples Bank has any
     plan or intention to issue additional shares of its stock after the Mergers that would result in German American losing control, respectively, of GAHC or Peoples Bank.

          6. German American has no plan or intention to reacquire any of its Common Stock issued in the Mergers.

          7. German American and GAHC have no plan or intention to sell or otherwise dispose of any of the assets of Peoples acquired in the Mergers, to liquidate Peoples Bank, to merge Peoples Bank with or into another corporation, to sell or otherwise dispose of the Peoples Bank stock, or to cause
     Peoples Bank to sell or otherwise dispose of any of its assets or of any of the assets acquired from Union, except for dispositions made in the ordinary course of business.

          8. The liabilities of Peoples to be assumed by GAHC, the liabilities of Union to be assumed by Peoples Bank, and the liabilities to which the assets of Peoples and Union are subject, were incurred in the ordinary course of business of Peoples and Union.

          9.  Following the Mergers, GAHC will
     continue the historic business of Peoples or use a significant portion of Peoples's historic business assets in a business, and Peoples Bank will continue the historic business of Union or use a significant portion of Union historic business assets in a business.

          10. German American, Union, GAHC, Peoples,
     Peoples Bank and their respective shareholders will each pay their own expenses, if any, incurred in connection with the Mergers.

          11. There is no intercorporate indebtedness existing between (i) German American and Peoples
     Bank, (ii) Union and Peoples Bank, or (iii) German
     American or GAHC and Peoples that was issued, acquired, or will be settled at a discount.

          12. In the Mergers, shares of Peoples'
     Common Stock representing control of Peoples will be exchanged solely for voting stock of German
     American. For purposes of this representation, shares of Peoples' Common Stock exchanged for cash or other property originating with German American will be treated as outstanding Peoples Common
     Stock as of the Effective Time.

          13. At the Effective Time, Peoples and
     Peoples Bank will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Peoples and Peoples Bank that, if exercised or converted, would affect
     German American's acquisition or retention of control of Peoples and Peoples Bank, respectively.

          14. German American does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Common
     Stock of Peoples or Peoples Bank.

          15. No party to the Mergers is an investment company regulated under the Investment Company Act of 1940, a real estate investment trust, or a corporation 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are held for investment.

          16. On the date of the Mergers, the fair market value of the assets of Peoples Bank will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          17. Neither Peoples nor Peoples Bank is
     under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding.

          18. The payment of cash in lieu of
     fractional shares of German American's Common
     Stock is solely for the purpose of avoiding the expense and inconvenience to German American of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Mergers to the Peoples shareholders instead of issuing fractional shares of German American
     Common Stock will not exceed one percent of the total consideration that will be issued in the Mergers to the Peoples shareholders in exchange for their shares of Peoples Common Stock. The fractional share interests of each Peoples shareholder will be aggregated, and no Peoples shareholder will receive cash in an amount equal to or greater than the value of one full share of German American Common Stock.

          19. None of the compensation received by any shareholder-employees of Peoples or Peoples Bank will be separate consideration for, or allocable to, any of their shares of Peoples Common Stock;
     none of the shares of German American Common Stock received by any shareholder-employees of Peoples or Peoples Bank will be separate consideration for, or allocable to, any employment agreement;
     and the compensation paid to any shareholder-employees of Peoples or Peoples Bank will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          20. The Bank Merger and Holding Company
     Merger will occur on the same date.

          21. GAHC will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by Peoples immediately prior to the Mergers. For purposes of this representation, amounts used by Peoples to pay its reorganization expenses, amounts paid by Peoples to shareholders who receive cash or other property, and all redemptions and distribution (except for regular, normal dividends) made by Peoples immediately preceding the transfer will be included as assets of Peoples held immediately prior to the Mergers.

          22. The adjusted basis and fair market value of the assets of Peoples transferred to GAHC will each equal or exceed the sum of Peoples's liabilities assumed by GAHC, plus any other liabilities to which the transferred assets are subject.

          23. Peoples will distribute the stock,
     securities, and other property it receives in the Mergers, and its other properties, in pursuance of the Merger Agreements.



     IN WITNESS WHEREOF, German American, Union and
GAHC, each acting by an authorized officer with full corporate authority, have executed and delivered this Representation Certificate to Leagre & Barnes as of the date written below.

                                  GERMAN AMERICAN
                                  BANCORP

Date: November 14, 1996        By /s/George W. Astrike
                                  George W. Astrike,
                                    Chairman of the
                                    Board and Chief
                                    Executive Officer

                                  GERMAN AMERICAN
                                  HOLDINGS CORPORATION

Date: November 14, 1996       By /s/George W. Astrike
                                  George W. Astrike,
                                    Chief Executive
                                    Officer

                                  THE UNION BANK

Date: November 13, 1996           By /s/David L. Brown
                                    David L. Brown,
                                    President